                            STATEMENT OF ORGANIZATION

                                       OF

                          KDI PRECISION PRODUCTS, INC.

     1. The attached By-Laws are adopted as the Corporation's By-Laws.

     2. The following persons are elected directors of the Corporation:

                         Walter G. Cox

                         Cecil B. Akers

                         Patrick J. Lyons

                         Charles F. Hartsock

                         Erwin A. Kaestner

                         Henry Carlish



Dated: November 29, 1967 at 2:00 p.m.

                                            /s/ Farrell O'Brien
                                            ------------------------------------
                                                Farrell O'Brien

                                     BY-LAWS

                                       of

                          KDI PRECISION PRODUCTS, INC.


                                    ARTICLE I
                                    ---------

                                     Offices
                                     -------

         The principal office of the Corporation in Delaware shall be in the City of Wilmington, County of Newcastle.

                                   ARTICLE II
                                   ----------
                                      Seal
                                      ----

         The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware."

                                   ARTICLE III
                                   -----------
                            Meetings of Stockholders
                            ------------------------

         Section 1. Annual Meetings. An annual meeting of stockholders for the election of Directors shall be held at such place within or without Delaware as the Board of Directors may designate in accordance with these By-Laws, in each year on the second Monday of December, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day not a legal holiday.

         Section 2. Special Meetings. A special meeting of stockholders may be held for any purpose at such place as shall be stated in the notice of meeting. Such meetings may be called by the President and shall be called by the President or by the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning 20% of the outstanding capital stock, and shall be held at such time as may be fixed by the President or by the Board of Directors or by the stockholders in such written request. Such written request shall state the purpose or purposes of the proposed meeting and business transacted thereat shall be confined to those purposes.

         Section 3. Time and Place of Meetings. Each meeting of stockholders shall be held at such place, and with respect to special meetings on such date, as the Board of Directors shall determine.

         Section 4. Notice of Meetings. The notice of each meeting of stockholders shall be in writing and signed by the Chairman of the Board, the President, a Vice-President, the Secretary or an Assistant Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time and place it is to be held.

         Section 5. Inspectors of Election. At each meeting of stockholders at which an election of Directors is to be held, the chairman of the meeting shall, if requested by any stockholder, appoint two persons to act as inspectors of election. The inspectors so appointed shall take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and thereupon the inspectors shall take charge of the polls, canvass the votes and make a certificate of the results of the vote taken. No Director or candidate for the office of Director shall be appointed an inspector.

         Section 6. Quorum. At all meetings of stockholders, the presence, in person or by proxy, of the holders of record of a majority of the capital stock issued and outstanding and entitled to vote thereat, shall constitute a quorum for the transaction of business. In the absence of a quorum, the holders of record of a majority of the capital stock present in person or by proxy, and entitled to vote thereat, or if no such stockholder is present, any officer entitled to preside at, or act as secretary of, such meeting may adjourn the meeting until the requisite amount of voting stock shall be present.

         Section 7. Voting. Upon the demand of any stockholder the vote upon any question before the meeting shall be by ballot. Except as otherwise provided by law, all elections shall be had and all questions decided by a plurality of the votes cast.

                                   ARTICLE IV
                                   ----------
                               Board of Directors
                               ------------------

         Section 1. Number. The number of Directors which shall constitute the whole board shall be as from time to time shall be fixed by the Board of Directors.

         Section 2. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders.

         Section 3. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President and shall be called by the President or the Secretary on the written request of two Directors, and shall be held at such time and place as may be fixed by the President or by such Directors in such request. Notice of the time and place of each special meeting of the Board of Directors shall be sent to each Director by mail, telegram, cablegram or radiogram; addressed to him at his address as it appears on the records of the Corporation, or telephoned or delivered to him personally at least two days before the day on which the meeting is to be held. Such notice need not state the purposes of the meeting.

         Section 4. Quorum and Vote. At all meetings of the Board of Directors the presence in person of a majority of the Directors shall be requisite for and shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present, or if no Director is present, any officer entitled to preside at, or act as secretary of, such meeting may adjourn the meeting from time to time until a quorum shall be present.

         Section 5. Removal. Any Director may at any time be removed, either with or without cause, by the affirmative vote of the holders of record of a majority of the capital stock issued and outstanding and entitled to vote, given at a special meeting of stockholders, duly called and held for that purpose. Any vacancy in the Board of Directors thereby created may be filled in the same manner by the stockholders at said meeting; provided, however, that if the stockholders do not fill such vacancy at such meeting, a majority of the Directors then in office, though less than a quorum, may fill such vacancy.

         Section 6. Compensation. The Directors, by resolution of the Board of Directors, may receive a fixed sum and expenses for attendance at any meeting of the Board of Directors. Nothing herein shall be construed to preclude any Director from serving the Corporation and receiving compensation in any other capacity.

                                    ARTICLE V
                                    ---------
                               Standing Committees
                               -------------------

         Section 1. Executive Committee. The Board of Directors may designate an Executive Committee. The Executive Committee shall not have power to make, alter or repeal these By-Laws, to fill vacancies in the Board of Directors, or to dissolve, remove members or change the number of, or (except as provided in Section 3 of this Article V) fill vacancies in, the Executive Committee.

         Section 2. Committees. The chairman of any committee may call a meeting thereof at any time on notice to members of the committee and he, or the Secretary, shall call such meeting when requested by any member of the committee.

         Section 3. Vacancies. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE VI
                                   ----------
                        Officers, Subordinates and Agents
                        ---------------------------------

         Section 1. Number. The officers of the Corporation shall be a President, a Chairman of the Board, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as may be appointed by resolution of the Board of Directors. The Board of Directors may designate one or more of the Vice-Presidents as Executive, Senior, Financial, or Administrative Vice-President, or by such title as it may deem fit and appropriate.

         Section 2. Election, Term of Office and Qualifications. Each officer specifically designated in Section 1 of this Article VI shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders and shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall be elected and shall qualify, or until his death, disqualification, resignation or removal. The President and the Chairman of the Board must be Directors, and, if either of such officers shall cease to be a Director, he shall forthwith cease to be such officer.

         Section 3. Resignation, Removal and Vacancy. Any officer may resign at any time, unless otherwise provided in any contract with the Corporation, by giving written notice to the President or the Secretary. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the Directors then in office, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

         Section 4. Powers and Duties of Officers. (a) President. The President shall be the chief executive officer of the Corporation subject to the control of the Board of Directors and the Executive Committee. He shall have active executive management of the operations of the Corporation.

         (b) Chairman of the Board. The Chairman of the Board of Directors shall be ex officio a member and chairman of all standing committees, and in general shall perform all duties incident to the office of Chairman. All meetings of stockholders and of the Board of Directors shall be presided over by the Chairman of the Board or the President, if one of them is present.

         (c) Vice-Presidents. The Vice-Presidents shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, the President or the Chairman of the Board. At the request of the President, or, in his absence or his disability, the Vice-Presidents in their order of seniority shall perform all of the duties of the President.

         (d) Secretary. The Secretary shall attend all meetings of the Board of Directors and stockholders and record all votes and proceedings, and shall perform like duties for any committee of the Board when required. He shall (except as provided in these By-Laws) give or cause to be given notice of all meetings of the stockholders and of the Board of Directors. He shall keep in safe custody the seal of the Corporation and when authorized by the Board of Directors or any committee affix the same to any instrument requiring it and when so affixed it shall be attested by the signature of the Secretary or such other officer or agent as may be designated by the Board of Directors. He shall keep or cause to be kept a stock book containing the names alphabetically arranged of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares of stock held by them, respectively, the time when they, respectively, became the owners thereof and the amount paid therefor,

         (e) Treasurer. The Treasurer shall have the custody of all the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the same and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation only as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation,

         Section 5. Additional Powers. The Board of Directors may from time to time impose or confer upon any officer such additional duties and powers as the Board may see fit, and the Board of Directors may from time to time impose or confer any or all of the duties and powers hereinabove specifically prescribed for any officer upon any other officer or officers.

                                   ARTICLE VII
                                   -----------
                                  Capital Stock
                                  -------------

         Section 1. Certificates of Stock. Each stock certificate shall be sealed with the seal of the Corporation. There shall be entered on the stock books of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

         Section 2. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney executed in writing and filed with the Secretary, upon the surrender of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agents may reasonably require, and accompanied by all necessary federal and state stock transfer tax stamps.

         Section 3. Regulations, Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent at any of its offices.

         Section 4. Record Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation's stock to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII
                                  ------------
                                   Fiscal Year
                                   -----------

         The fiscal year of the Corporation shall end September 30 of each year, unless and until otherwise determined by resolution duly adopted by the Board of Directors.